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                                                                   EXHIBIT 14(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We hereby consent to the references to our firm under the captions "Other Service Providers" and "Financial Information" in the Combined Prospectus/Proxy Statement dated September 15, 1999 in the Registration Statement on Form N-14 of Excelsior Funds, Inc. (the "Company"), and to the inclusion of our report dated May 7, 1999, relating to the financial statements and financial highlights of the Company's Money Fund for the year ended March 31, 1999, which is included in the Statement of Additional Information included in this Registration Statement on Form N-14, dated September 15, 1999, of Excelsior Funds, Inc.


                                             /s/ Ernst & Young LLP
                                             -------------------------------
                                             ERNST & YOUNG LLP


Boston, Massachusetts
September 15, 1999